EXHIBIT 99

FOR IMMEDIATE RELEASE                     CONTACT:
                                          Dennis E. Nixon
                                          Chairman & CEO
                                          International Bancshares Corporation
                                          956/722-7611


             INTERNATIONAL BANCSHARES CORPORATION ANNOUNCES LISTING
                          ON THE NASDAQ NATIONAL MARKET


LAREDO, TX. (March 4, 1998)....Dennis E. Nixon, Chairman and CEO of
International Bancshares Corporation, announced today that the Common Stock of IBC has been listed for trading on the Nasdaq National Market and is trading under the Nasdaq trading symbol IBOC.

International Bancshares Corporation is a $4.5 billion multi-bank holding company headquartered in Laredo, Texas, with facilities in San Antonio, Houston, Corpus Christi, McAllen, Brownsville, Zapata, and throughout the Rio Grande Valley and the Texas gulf coast.

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